--------------------------------------------------------------------------------


                                   Exhibit 3.2

                            BY-LAWS LegalOpinion.com
                             (a Nevada Corporation)

--------------------------------------------------------------------------------

                                     By-Laws
                                       OF
                                LegalOpinion.com
                              A NEVADA CORPORATION


                                    Article I
                                CORPORATE OFFICES


     The principal office of the corporation in the State of Nevada shall be located at 774 Mays Blvd. Suite 10, Incline Village NV 89451. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                                   Article II
                             SHAREHOLDERS' MEETINGS

Section 1. Place of Meetings

     The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

Section 2. Annual Meetings

     The time and date for the annual meeting of the shareholders shall be set by the Board of Directors of the Corporation, at which time the shareholders shall elect a Board of Directors and transact any other proper business. Unless the Board of Directors shall determine otherwise, the annual meeting of the shareholders shall be held on the second Monday of March in each year, if not a holiday, at Ten o'clock A.M., at which time the shareholders shall elect a Board of Directors and transact any other proper business. If this date falls on a holiday, then the meeting shall be held on the following business day at the same hour.

Section 3. Special Meetings

     Special meetings of the shareholders may be called by the President, the Board of Directors, by the holders of at least ten percent of all the shares entitled to vote at the proposed special meeting, or such other person or persons as may be authorized in the Articles of Incorporation.

Section 4. Notices of Meetings

     Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by the direction of the president, or secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Closing of Transfer Books or Fixing Record Date.

     (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case twenty (20) days. If the stock transfer books be closed for the purpose of determining stockholders entitled to notice or to vote at a meeting of stockholders, such books shall be closed for at least twenty
(20) days immediately preceding such meeting.

     (b) In lieu of closing the stock transfer books, the directors may prescribe a day not more than sixty (60) days before the holding of any such meeting as the day as of which stockholders entitled to notice of the and to vote at such meeting must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting

     (c) The directors may adopt a resolution prescribing a date upon which the stockholders of record are entitled to give written consent to actions in lieu of meeting. The date prescribed by the directors may not precede nor be more than ten (10) days after the date the resolution is adopted by directors.

Section 5. Voting List.

     The officer or agent having charge of the stock transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten
(10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

Section 6. Quorum.

     At any meeting of stockholders, a majority of fifty percent plus one vote, of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Proxies.

     At all meetings of the stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Such proxies may be deposited by electronic transmission.

Section 8. Voting.

     Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of Nevada.

Section 9. Order of Business.

     The order of business at all meetings of the stockholders, shall be as follows:

     a.   Roll Call.
     b.   Proof of notice of meeting or waiver of notice.
     c.   Reading of minutes of preceding meeting.
     d.   Reports of Officers.
     e.   Reports of Committees.
     f.   Election of Directors.
     g.   Unfinished Business.
     h.   New Business.

Section 10. Informal Action by Stockholders.

     Unless otherwise provided by law, any action required to be taken, or any other action which may be taken, at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Unless otherwise provided by law, any action required to be taken, or any other action which may be taken, at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a Majority of all of the stockholders entitled to vote with respect to the subject matter thereof at any regular meeting called on notice, and if written notice to all shareholders is promptly given of all action so taken.

Section 11. Books and Records.

     The Books, Accounts, and Records of the corporation, except as may be otherwise required by the laws of the State of Nevada, may be kept outside of the State of Nevada, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and the books of the corporation, or any of them, other than the stock ledgers, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this Corporation, except as conferred by law or by resolution of the stockholders or directors. In the event such right of inspection is granted to the Stockholder(s) all fees associated with such inspection shall be the sole expense of the Stockholder(s) demanding the inspection. No book, account, or record of the Corporation may be inspected without the legal counsel and the accountants of the Corporation being present. The fees charged by legal counsel and accountants to attend such inspections shall be paid for by the Stockholder demanding the inspection.

                                   Article III
                               BOARD OF DIRECTORS

Section 1. General Powers.

     The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

Section 2. Number, Tenure, and Qualifications.

     The number of directors of the corporation shall be a minimum of one (l) and a maximum of nine (7), or such other number as may be provided in the Articles of Incorporation, or amendment thereof. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

Section 3. Regular Meetings.

     A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings.

     Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

Section 5. Notice.

     Notice of any special meeting shall be given at least one day previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Quorum.

     At any meeting of the directors fifty (50) percent shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting.

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

Section 8. Newly Created Directorships and Vacancies.

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of the majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

Section 9. Removal of Directors.

     Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

Section 10. Resignation.

     A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 11. Compensation.

     No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 12. Executive and Other Committees.

     The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one (l) or more directors. Each such committee shall serve at the pleasure of the board.

                                   Article IV
                                    OFFICERS

Section 1. Number.

     The officers of the corporation shall be the president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

Section 2. Election and Term of Office.

     The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. In the event that no election of officers be held by the directors at that time, the existing officers shall be deemed to have been confirmed in office by the directors.

Section 3. Removal.

     Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgement the best interest of the corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

Section 4. Vacancies.

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

Section 5. President.

     The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

Section 6. Chairman of the Board.

     In the absence of the president or in the event of his death, inability or refusal to act, the chairman of the board of directors shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The chairman of the board of directors shall perform such other duties as from time to time may be assigned to him by the directors.

Section 7. Secretary.

     The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

Section 8. Treasurer.

     If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by- laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

Section 9. Salaries.

     The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of fact that he is also a director of the corporation.

                                    Article V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts.

     The directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


Section 2. Loans.

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

Section 4. Deposits.

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

                                   Article VI
                                   FISCAL YEAR

     The fiscal year of the corporation shall begin on the lst day of January in each year, or on such other day as the Board of Directors shall fix.

                                   Article VII
                                    DIVIDENDS

     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                  Article VIII
                                      SEAL

     The directors may provide a corporate seal which shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

                                   Article IX
                                WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    Article X
                                   AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted in the same manner as their adoption, by the Board of Directors if so adopted; by a vote of the stockholders representing a majority of all the shares issued and outstanding, if so adopted or adopted by the Board of Directors; or, in any case, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

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


                                  CERTIFICATION

     The Secretary of the Corporation hereby certifies that the foregoing is a true and correct copy of the By-Laws of the Corporation named in the title thereto and that such By-Laws were duly adopted by the Board of Directors of said Corporation on the date set forth below.

Executed, and Corporate Seal affixed, this day of October 15, 1999.


                                  /s/ RAE MEIER
                         ------------------------------
                                   Rae Meier

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                                   Exhibit F-1
                          Audited Financial Statements
                  for years ending December 31, 1998 and 1997,
                      and from inception, January 7, 1982.

--------------------------------------------------------------------------------

[LOGO]                                            941 East 3300 South, Suite 202
ANDERSEN ANDERSEN & STRONG, L.C.                  Salt Lake City, Utah 84106
Certified Public Accountants and Business         Telephone 801-486-0096
Consultants                                       Fax 801-486-0098
Member SEC Practice Section of the AICPA          E-mail: KAndersen @msn.com


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Board of Directors
Eurotronics Holdings Incorporated
Salt Lake City, Utah

We have audited the balance sheet of Eurotronics Holdings Incorporated Corporation (a development stage company) as of December 31, 1998 and the related statements of operations, changes in stockholders' equity, and flows from the date of inception (January 7, 1982) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the financial position of Eurotronics Holdings Incorporated as of December 31, 1998 and the results of its operations, its changes in stockholders, equity and its cash flows from the date of inception (January 7, 1982) through December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, since its inception (January 7, 1982), the Company has been in the development stage and has suffered recurring losses from operations, raising substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


November 2, 1999

Salt Lake City, Utah


         A member of ACF International with affiliated offices worldwide

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                                 BALANCE SHEET
                               December 31, 1998

                                     ASSETS

CURRENT ASSETS:

     None                                                           $      --
                                                                    -----------

         Total current assets                                       $      --
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                               $    13,400
                                                                    -----------

          Total Current Liabilities                                      13,400
                                                                    -----------

STOCKHOLDERS' EQUITY (deficit) (Note 1)
     Common stock, $.0001 par value;
        Authorized, 200,000,000 shares;
        Issued, 17,083,942 shares                                         1,708
        at December 31, 1998
     Additional paid-in capital                                       1,343,470
     Deficit accumulated during development stage                    (1,358,578)
                                                                    -----------
                                                                        (13,400)
                                                                    -----------
                                                                    $      --
                                                                    ===========

   The accompanying notes are an integral part of these financial statements

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                             STATEMENT OF OPERATIONS
                     Years Ended December 31, 1998 and 1997
      Period from Date of Inception (January 7, 1982) To December 31, 1998

                                                                                  Inception Through
                                                                                       Dec. 31
                                                         1998            1997            1998
                                                    ------------    ------------    ------------
Revenue:
     Interest Income                                $       --      $       --      $     61,208
                                                    ------------    ------------    ------------
                                                            --              --            61,208
                                                    ============    ============    ============
Expenses:
     Investigation, evaluation and exploration of
       prospective mineral properties                       --              --           424,416
     Loss on investment securities                          --              --            28,302
     General and administrative                           13,400         284,146         968,495
     Amortization and depreciation                          --              --             1,000
                                                    ------------    ------------    ------------
                                                          13,400         284,146       1,422,213
                                                    ------------    ------------    ------------
     Net loss before taxes and extraordinary item        (13,400)       (284,146)     (1,361,005)
     Tax Expense                                            --              --               183
                                                    ------------    ------------    ------------
     Loss before extraordinary item                      (13,400)       (284,146)     (1,361,188)
          Extraordinary item - debt settlement              --              --             2,610
                                                    ------------    ------------    ------------
NET LOSS                                            $    (13,400)   $   (284,146)   $ (1,358,578)
                                                    ============    ============    ============
NET LOSS PER COMMON SHARE - BASIC                   $       --      $      (0.10)
                                                    ============    ============
WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING                                        17,083,942       2,714,071
                                                    ============    ============

   The accompanying notes are an integral part of these financial statements

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      Period from Date of Inception (January 7, 1982) To December 31, 1998

                                                                                                       Additional
                                                            Common Stock  Common Stock    Paid-in     Accumulated
                                                               Shares        Amount       Capital       Deficit
                                                            -----------   -----------   -----------   -----------
Issuance of common stock to incorporators
    for cash - 1982 at $1,305.35 (see 1983 change)                   20   $      --     $    30,000   $      --
Change in number of shares issued to
     incorporators and price per share - 1983                         3          --            --            --
Issuance of common stock for cash - 1983 at $1,315.79                19          --          25,000          --
Public stock offering for cash, net of $111,627
     in underwriting expenses  - 1984 at $5,898.06                   65          --         383,374          --
Sale of warrants (no warrants exercised - expired 1989)            --            --             100          --
Issuance of shares for no determinable
     consideration - May 1995                                       150          --            --            --
Issuance of shares for cash - 1995 at $61.01                      1,774          --         108,250          --
Issuance of shares for services - 1995 at $50.99                  2,863          --         145,992          --
Issuance of shares for debt - July 1995 at $51.01                   444          --          22,650          --
Issuance of shares for assets - Dec. 1995 at $50.99               3,330             1       169,810          --
Issuance of shares for costs of propsed merger -
     August 1996 at $153.06                                         196          --          30,000          --
Net loss for the period from date of inception
     (January 7, 1982) through December 31, 1996                   --            --            --      (1,061,032)
                                                            -----------   -----------   -----------   -----------
Balance December 31, 1996                                         8,864             1       915,176    (1,061,032)
                                                            -----------   -----------   -----------   -----------
Issuance of shares for services - April 1997 at $367.35             196          --          72,000          --
Issuance of shares for services - October 1997 at $0.51          33,396             3        16,997          --
Issuance of shares for expenses - October 1997 at $109.07            59          --           6,435          --
Issuance of shares for debt - October 1997 at $24.18              7,563             1       182,891          --
Issuance of shares - Saxx Capital merger expenses -
     October 1997 at $0.53                                      283,864            28       149,971          --
Issuance of shares - First International Properties
     acquisition expenses - November 1997 at $0.0001         15,000,000         1,500          --            --
Issuance of shares for services - December 1997
     at $.0001                                                1,750,000           175          --            --
Results of operations year ended December 31, 1997                 --            --            --        (284,146)
                                                            -----------   -----------   -----------   -----------
Balance December 31, 1997                                    17,083,942         1,708     1,343,470   $(1,345,178)
                                                            -----------   -----------   -----------   -----------
Results of operations year ended December 31, 1998                 --            --            --         (13,400)
                                                            -----------   -----------   -----------   -----------
Balance December 31, 1998                                    17,083,942   $     1,708   $ 1,343,470   $(1,358,578)
                                                            ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                             STATEMENT OF CASH FLOWS
      Period from Date of Inception (January 7, 1982) To December 31, 1998

                                                                                           Inception Through
                                                                                                Dec. 31,
                                                                 1998          1997               1998
                                                              ---------   -----------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES

       Net (Loss)                                             $ (13,400)  $  (284,146)        $(1,358,578)
                                                              ---------   -----------         -----------
       Adjustments to reconcile net (loss) to net cash used
       by operating activities:

            Increase (decrease) in accrued liabilities           13,400      (145,780)            154,910
            Services and expenses paid with common stock           --         247,110             423,102
            Common stock issued for debt                           --         182,892             205,542
            Loss due to permanent decline in investment            --            --                28,302
                                                              ---------   -----------         -----------
            Total adjustments                                    13,400       284,222             811,856
                                                              ---------   -----------         -----------
       Net cash provided (used) by operating activities            --              76            (546,722)
                                                              ---------   -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITES:

       Capital contributions by incorporators                      --            --                55,000
       Proceeds from public stock offerings                        --            --               383,473
       Issuance of common stock for cash                           --            --               108,249
                                                              ---------   -----------         -----------
       Net cash provided by financing activities                   --            --               546,722
                                                              ---------   -----------         -----------

Net increase in cash                                               --              76                --

Cash, beginning (bank overdraft)                                   --             (76)               --
                                                              ---------   -----------         -----------
Cash, ending                                                  $    --     $      --           $      --
                                                              =========   ===========         ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:

Issuance of common stock for services and expenses            $    --     $   247,110             423,102
                                                              =========   ===========         ===========
Issuance of common stock for debt settlement                  $    --     $   182,892         $   205,542
                                                              =========   ===========         ===========
Issuance of common stock for investments                      $    --     $      --           $   169,812
                                                              =========   ===========         ===========
Investments exchanged for debt settlements                    $    --     $      --           $   141,510
                                                              =========   ===========         ===========

   The accompanying notes are an integral part of these financial statements

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS ACTIVITY

The Company was incorporated as a Utah corporation on January 7, 1982 for the primary purpose of investigating and evaluating prospective mineral properties for possible acquisition. On January 27, 1982, the Company sold 15,000,000 shares of its $.001 par value common stock for investment purposes to two corporations and four individuals at $.002 per share for a total of $30,000. On July 27, 1983, the Company adjusted the number of shares issued to reflect a purchase price of $.00175 per share instead of $.002 per share (converts to 23 shares after reverse stock splits). On August 5, 1983, the Company sold an additional 14,285,714 shares at $.00175 to two affiliated corporations and two individuals for $25,000 (converts to 19 shares after reverse stock splits). During 1984, the Company sold 49,500,000 shares of its common stock to the public at $.01 per share and received net proceeds of $383,373 (converts to 65 shares after reverse stock splits). All future references to shares of stock issued by the Company will be presented as if the reverse stock splits in May 1995 and November 1997 had occurred retroactively for all periods presented.

On May 22, 1995 the Company adopted a 1,500 for 1 reverse stock split. On May 23, 1995 the Company issued 150 shares of common stock for services of undetermined value. Also during 1995 an additional 8,411 shares were issued:
1,774 for cash, 2,863 for services, 444 for debt, and 3,330 for other assets. During 1996, 196 post reverse stock split shares were issued for costs associated with a proposed merger.

On December 20, 1995 the Company approved an Agreement and Plan of Exchange between the Company, Eurotronics International Incorporated (EII) and EII's shareholders. The agreement stipulated that the Company issue and exchange shares of its common stock for all of the issued and outstanding shares of the common stock of EII. On May 8, 1996, the Company, EII and EII's shareholders executed a rescission of the agreement. The rescission was made effective as of the date of the original agreement.

On July 30, 1996 the Company approved an Agreement and Plan of Exchange between the Company, InterConnect West, Inc. (InterConnect), and InterConnect's
shareholders. The agreement stipulated that the Company issue and exchange shares of its common stock for all of the issued and outstanding shares of the common stock of InterConnect. This agreement was later amended on

1. BUSINESS ACTIVITY - Continued

February 3, 1997. On June 3, 1997 the Company, InterConnect and InterConnect's shareholders executed a rescission of the agreement.

The rescission was made effective as of the date of the original agreement. On October 23, 1997 the Company issued 59 shares of

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

common stock to an officer of InterConnect as payment for $6,435 in expenses incurred by him as a result of the merger attempt. Consistent with the effective dates of the rescissions, these transactions have been considered void from inception and, therefore, are not reflected in the financial statements, except for the costs incurred.

On October 27, 1997 the Company issued 7,563 shares to Canton Financial Services to settle a debt related to an existing consulting contract in the amount of $182,892.

On October 30, 1997 the Company issued 283,864 shares to Saxx Capital, Inc., an Ontario, Canada corporation ("Saxx")in exchange for all of the issued and outstanding capital stock of Saxx, making Saxx a wholly owned subsidiary. Also on October 30, 1997, Saxx paid $150,000 in cash to three consultants as consideration for their services related to the transaction. The Company issued 33,396 shares to the same three consultants as additional consideration relating to this transaction. Saxx was a newly created corporation and had no assets or transactions other than the payment of $150,000 to consultants.

Effective on November 17, 1997, the Company adopted a 510 for 1 reverse stock split. On November 24, 1997 the Company issued 15,000,000 shares for all of the outstanding shares of First International Properties Inc., an Ontario Canada corporation ("First"), making First a wholly owned subsidiary. At the time of this transaction, First had no assets or liabilities. The transaction was recorded based on the estimated cost of forming a new corporate entity - $1500. During December 1997 the Company issued 1,750,000 shares for services valued at $175.

In December 1997 the Company issued 1,750,000 shares to officers and directors for services.

The Company's unpatented mining claims and mineral leases which were acquired in 1987 were lost because the Company had insufficient capital to pay the mineral lease requirements and to perform the required minimum assessment work. Between 1987 and


1. BUSINESS ACTIVITY - Continued

April, 1994, the Company's activity was largely restricted to maintaining its corporate legal status. The Company's current business plan is to merge with or acquire another business entity.

2.  GOING CONCERN

The Company is in the development stage and has suffered recurring losses since inception. Its continuation as a going concern will ultimately depend upon obtaining additional capital or completing a merger with a "going concern" entity. Recently the Company's

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

activities have been financed primarily through the issuance of its common stock.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization Costs

Organization costs were capitalized and amortized over 60-month period on a straight-line basis.

Exploration Expenses

Exploration expenditures were charged to expense as incurred. No mineral reserves feasible for development were discovered.

Income (Loss) Per Share

The computation of income (loss) per common share is based on the average number of shares outstanding during the period. A reverse stock split in May 1995 and November 1997 are considered to have occurred retroactively for all periods shown in statements of operations and stockholders equity.

4. INCOME TAXES

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle is immaterial. At December 31, 1998 the Company had a net operating loss ("NOL") carryforward for United States income tax purposes of approximately $1,316,146. The NOL carryforward expires in increments beginning in 1999. The Company has a capital loss carryover of approximately $28,000 expiring in 2001. The Company's ability to utilize its net NOL carryforward is subject to the

4. INCOME TAXES - Continued

realization of taxable income in future years, and under certain  circumstances,
the  Tax  Reform  Act  of  1986  restricts  a  corporation's   use  of  its  NOL
carryforward.

Furthermore, due to the Company's issuance of additional stock in 1995, 1996 and 1997, the use of its NOL carryforward could be substantially limited. The Company believes that there is at least a 50% chance that the carryforward will expire unused, therefore, no tax benefit has been reported in the financial statements.

5. RELATED PARTY TRANSACTIONS

On June 29, 1995 the Company entered into a consulting agreement with Canton Financial Services Corporation (CFSC). At the time the

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

consulting agreement was executed, Richard Surber was the sole officer and sole director of CFSC and also a director and vice president of the Company. The Company executed other replacement consulting agreements with CFSC all of which expired on October 30, 1997. Mr. Surber is no longer associated with the Company as an officer or director. During 1995 the Company issued shares as follows: 220 shares of its common stock to CFS for services rendered in the amount of $11,200; 182 shares to Richard Surber for services rendered in the amount of $9,280 and 653 shares for services rendered in the amount of $33,300; 278 shares to Ken Kurtz, the former president of the Company, for services rendered in the amount of $14,190; 164 shares to Park Street Investments for services relating to the rescinded Eurotronics International acquisition in the amount of $8,379. Mr. Kurtz is president of Park Street Investments.

In December of 1995, the Company executed several stock exchange and stock purchase agreements with companies which are under common control resulting in the issuance of 3,330 shares in exchange for assets valued at $169,810. The stock exchange and purchase agreements were executed between the Company and:
BRIA Communications for 1,110 shares, OMAP Holdings Incorporated for 1,110 shares, and Tianrong Building Material Holdings, Ltd. for 1,110 shares. At the time of the of the exchanges, the Company's president was also an officer and director of each of the other three corporations.

On October 27, 1997 the Company issued 7,563 shares to Canton Financial Services to settle a debt related to an existing consulting contract in the amount of $182,892.

5. RELATED PARTY TRANSACTIONS - Continued

Pursuant to the "Saxx" merger on October 30, 1997, as discussed in note 1, the Company issued stock to related parties as follows: 15,000 shares to Park Street Development, 3,396 shares to Melvin Fields, the Company's president at that time, and 15,000 shares to AZ Professional Consultants. Cash payments were also made: $50,000 to Park Street Development, $15,000 to Melvin Fields, and $85,000 to AZ Professional Consultants.

On November 24, 1997 the Company issued 15,000,000 shares to acquire First International Properties ("First") as discussed in note 1. The 15,000,000 shares were issued to Tenter Capital which owned 100% of First. At the date of this transaction, the 15,000,000 shares represented 98% of the Company's outstanding shares issued. Ann Moxen was the sole owner of Tenter Capital and the Company's secretary-treasurer and a director.

In December 1997, the Company issued 1,750,000 shares to officers and directors.

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

6. SUBSEQUENT EVENTS

On or about August 1, 1999, a new group of investors purchased a total of 15,000,000 shares from a previous shareholder group. On August 9, 1999, the Company acquired LegalOpinion.com, Inc. (a private Alberta, Canada company). The consideration was 9,000,000 shares of the Company's common stock and $100,000 cash. The business of LegalOpinion.com, Inc. is the offering of on-line legal services. After these two transactions, the beneficial ownership of management and affiliates is reported as follows: Don Crompton, president 150,000 shares, Brian Lovig, treasurer (atributed owner of 4,500,000 shares owned by his family trust), and Rae Meier, secretary 150,000 shares. On August 9, 1999, the Company changed its name to Legalopinion.com.

--------------------------------------------------------------------------------


                                   Exhibit F-2

                          Audited Financial Statements
                  for years ending December 31, 1997 and 1996,
                      and from inception, January 7, 1982.

--------------------------------------------------------------------------------

[LOGO]                                            941 East 3300 South, Suite 202
ANDERSEN ANDERSEN & STRONG, L.C.                      Salt Lake City, Utah 84106
Certified Public Accountants and Business                 Telephone 801-486-0096
Consultants                                                     Fax 801-486-0098
Member SEC Practice Section of the AICPA              E-mail: KAndersen @msn.com


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Board of Directors
Eurotronics Holdings Incorporated
Salt Lake City, Utah

We have audited the balance sheet of Eurotronics Holdings Incorporated Corporation (a development stage company) as of December 31, 1997 and the related statements of operations, changes in stockholders' equity, and flows from the date of inception (January 7, 1982) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted-our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the financial position of Eurotronics Holdings Incorporated as of December 31, 1997 and the results of its operations, its changes in stockholders' equity and its cash flows from the date of inception (January 7, 1982) through December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, since its inception (January 7, 1982), the Company has been in the development stage and has suffered recurring losses from operations, raising substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


November 2, 1999

Salt Lake City, Utah

         A member of ACF International with affiliated offices worldwide

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                                 BALANCE SHEET
                               December 31, 1997

                                     ASSETS
CURRENT ASSETS:

     None                                                           $      --
                                                                    -----------

         Total current assets                                       $      --
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

     None                                                           $      --
                                                                    -----------
          Total Current Liabilities                                        --
                                                                    -----------

STOCKHOLDERS' EQUITY (deficit) (Note 1)
     Common stock, $.0001 par value;
        Authorized, 200,000,000 shares;
        Issued, 17,083,942 shares
        at December 31, 1997                                              1,708
     Additional paid-in capital                                       1,343,470
     Deficit accumulated during development stage                    (1,345,178)
                                                                    -----------
                                                                           --
                                                                    -----------
                                                                    $      --
                                                                    ===========

    The accompanying notes are an integral part of these financial statements

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                             STATEMENT OF OPERATIONS
                     Years Ended December 31, 1997 and 1996
      Period from Date of Inception (January 7, 1982) To December 31, 1997

                                                                                  Inception Through
                                                                                        Dec. 31
                                                         1997            1996            1997
                                                    ------------    ------------  -----------------
Revenue:

     Interest Income                                $       --      $       --      $     61,208
                                                    ------------    ------------    ------------
                                                            --              --            61,208
                                                    ============    ============    ============
Expenses:
     Investigation, evaluation and exploration of
       prospective mineral properties                       --              --           424,416
     Loss on investment securities                          --            28,302          28,302
     General and administrative                          284,146         271,333         955,095
     Amortization and depreciation                          --              --             1,000
                                                    ------------    ------------    ------------
                                                         284,146         271,333       1,408,813
                                                    ------------    ------------    ------------
     Net loss before taxes and extraordinary item       (284,146)       (299,635)     (1,347,605)
     Tax Expense                                            --              --               183
                                                    ------------    ------------    ------------
     Loss before extraordinary item                     (284,146)       (299,635)     (1,347,788)
          Extraordinary item - debt settlement              --              --             2,610
                                                    ------------    ------------    ------------
NET LOSS                                            $   (284,146)   $   (299,635)   $ (1,345,178)
                                                    ============    ============    ============
NET LOSS PER COMMON SHARE - BASIC                   $      (0.10)   $     (34.29)
                                                    ============    ============
WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING                                         2,714,071           8,738
                                                    ============    ============

    The accompanying notes are an integral part of these financial statements

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      Period from Date of Inception (January 7, 1982) To December 31, 1998

                                                                                        Additional
                                                            Common Stock  Common Stock    Paid-in     Accumulated
                                                               Shares        Amount       Capital       Deficit
                                                            -----------   -----------   -----------   -----------
Issuance of common stock to incorporators
    for cash - 1982 at $1305.35 (see 1983 change)                    20   $      --     $    30,000   $      --
Change in number of shares issued to
     incorporators and price per share - 1983                         3          --            --            --
Issuance of common stock for cash - 1983 at $1315.79                 19          --          25,000          --
Public stock offering for cash, net of $111,627
     in underwriting expenses  - 1984 at $5,898.06                   65          --         383,374          --
Sale of warrants (no warrants exercised - expired 1989)            --            --             100          --
Issuance of shares for no determinable
     consideration - May 1995                                       150          --            --            --
Issuance of shares for cash - 1995 at $61.01                      1,774          --         108,250          --
Issuance of shares for services - 1995 at $50.99                  2,863          --         145,992          --
Issuance of shares for debt - July 1995 at $51.01                   444          --          22,650          --
Issuance of shares for assets - Dec. 1995 at $50.99               3,330             1       169,810          --
Net loss for the period from date of inception
     (January 7, 1982) through December 31, 1995                   --            --            --        (761,397)
                                                            -----------   -----------   -----------   -----------
Balance December 31, 1995                                         8,668             1       885,176      (761,397)
                                                            -----------   -----------   -----------   -----------
Issuance of shares for costs of propsed merger -
     August 1996 at $153.06                                         196          --          30,000          --
Results of operations year ended Decembr 31, 1996                  --            --            --        (299,635)

Balance December 31, 1996                                         8,864             1       915,176    (1,061,032)
                                                            -----------   -----------   -----------   -----------
Issuance of shares for services - April 1997 at $367.35             196          --          72,000          --
Issuance of shares for services - October 1997 at $0.51          33,396             3        16,997          --
Issuance of shares for expenses - October 1997 at $109.07            59          --           6,435          --
Issuance of shares for debt - October 1997 at $24.18              7,563             1       182,891          --
Issuance of shares - Saxx Capital merger expenses -
     October 1997 at $0.53                                      283,864            28       149,971          --
Issuance of shares - First International Properties
     acquisition expenses - November 1997 at $0.0001         15,000,000         1,500          --            --
Issuance of shares for services - December 1997
     at $.0001                                                1,750,000           175          --            --
Results of operations year ended December 31, 1997                 --            --            --        (284,146)
                                                            -----------   -----------   -----------   -----------
Balance December 31, 1997                                    17,083,942         1,708     1,343,470    (1,345,178)
                                                            ===========   ===========   ===========   ===========

    The accompanying notes are an integral part of these financial statements

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                             STATEMENT OF CASH FLOWS
      Period from Date of Inception (January 7, 1982) To December 31, 1998

                                                                                            Inception Through
                                                                                                 Dec. 31,
                                                                 1997             1996             1997
                                                              ---------      -----------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES

       Net (Loss)                                             $  (284,146)   $  (299,635)      $(1,345,178)
                                                              -----------    -----------       -----------

       Adjustments to reconcile net (loss) to net cash used by operating activities:

            Increase (decrease) in accrued liabilities           (145,780)       235,201           141,510
            Services and expenses paid with commont stock         247,110         30,000           423,102
            Common stock issued for debt                          182,892           --             205,542
            Loss due to permanent decline in investment              --           28,302            28,302
                                                              -----------    -----------       -----------

            Total adjustments                                     284,222        293,503           798,456
                                                              -----------    -----------       -----------

       Net cash provided (used) by operating activities                76         (6,132)         (546,722)
                                                              -----------    -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITES:

       Capital contributions by incorporators                        --             --              55,000
       Proceeds from public stock offerings                          --             --             383,473
       Issuance of common stock for cash                             --          108,249           108,249
                                                              -----------    -----------       -----------
       Net cash provided by financing activities                     --          108,249           546,722
                                                              -----------    -----------       -----------
Net increase in cash                                                   76        102,117              --

Cash, beginning (bank overdraft)                                      (76)          --                --
                                                              -----------    -----------       -----------
Cash, ending                                                  $      --      $   102,117       $      --
                                                              ===========    ===========       ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:

Issuance of common stock for services and expenses            $   247,110    $    30,000       $   423,102
                                                              ===========    ===========       ===========
Issuance of common stock for debt settlement                  $   182,892    $      --         $   205,542
                                                              ===========    ===========       ===========
Issuance of common stock for investments                      $      --      $      --         $   169,812
                                                              ===========    ===========       ===========
Investments exchanged for debt settlements                    $      --      $   141,510       $   141,510
                                                              ===========    ===========       ===========

   The accompanying notes are an integral part of these financial statements

                       EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ACTIVITY

The Company was incorporated as a Utah corporation on January 7, 1982 for the primary purpose of investigating and evaluating prospective mineral properties for possible acquisition. On January 27, 1982, the Company sold 15,000,000 shares of its $.001 par value common stock for investment purposes to two corporations and four individuals at $.002 per share for a total of $30,000. On July 27, 1983, the Company adjusted the number of shares issued to reflect a purchase price of $.00175 per share instead of $.002 per share (converts to 23 shares after reverse stock splits). On August 5, 1983, the Company sold an additional 14,285,714 shares at $.00175 to two affiliated corporations and two individuals for $25,000 (converts to 19 shares after reverse stock splits). During 1984, the Company sold 49,500,000 shares of its common stock to the public at $.01 per share and received net proceeds of $383,373 (converts to 65 shares after reverse stock splits). All future references to shares of stock issued by the Company will be presented as if the reverse stock splits in May 1995 and November 1997 had occurred retroactively for all periods presented.

On May 22, 1995 the Company adopted a 1,500 for 1 reverse stock split. On May 23, 1995 the Company issued 150 shares of common stock for services of undetermined value. Also during 1995 an additional 8,411 shares were issued:
1,774 for cash, 2,863 for services, 444 for debt, and 3,330 for other assets. During 1996, 196 post reverse stock split shares were issued for costs associated with a proposed merger.

On December 20, 1995 the Company approved an Agreement and Plan of Exchange between the Company, Eurotronics International Incorporated (EII) and EII's shareholders. The agreement stipulated that the Company issue and exchange shares of its common stock for all of the issued and outstanding shares of the common stock of EII. On May 8, 1996, the Company, EII and EII's shareholders executed a rescission of the agreement. The rescission was made effective as of the date of the original agreement.

On July 30, 1996 the Company approved an Agreement and Plan of Exchange between the Company, InterConnect West, Inc. (InterConnect), and InterConnect's
shareholders. The agreement stipulated that the Company issue and exchange shares of its common stock for all of the issued and outstanding shares of the common stock of InterConnect. This agreement was later amended on

1. BUSINESS ACTIVITY - Continued
February 3, 1997. On June 3, 1997 the Company, InterConnect and InterConnect's shareholders executed a rescission of the agreement.

The rescission was made effective as of the date of the original agreement. On October 23, 1997 the Company issued 59 shares of

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS


common stock to an officer of InterConnect as payment for $6,435 in expenses incurred by him as a result of the merger attempt. Consistent with the effective dates of the rescissions, these transactions have been considered void from inception and, therefore, are not reflected in the financial statements, except for the costs incurred.

On October 27, 1997 the Company issued 7,563 shares to Canton Financial Services to settle a debt related to an existing consulting contract in the amount of $182,892.

On October 30, 1997 the Company issued 283,864 shares to Saxx Capital, Inc., an Ontario, Canada corporation ("Saxx") in exchange for all of the issued and outstanding capital stock of Saxx, making Saxx a wholly owned subsidiary. Also on October 30, 1997, Saxx paid $150,000 in cash to three consultants as consideration for their services related to the transaction. The Company issued 33,396 shares to the same three consultants as additional consideration relating to this transaction. Saxx was a newly created corporation and had no assets or transactions other than the payment of $150,000 to consultants.

Effective on November 17, 1997, the Company adopted a 510 for 1 reverse stock split. On November 24, 1997 the Company issued 15,000,000 shares for all of the outstanding shares of First International Properties Inc., an Ontario Canada corporation ("First"), making First a wholly owned subsidiary. At the time of this transaction, First had no assets or liabilities. The transaction was recorded based on the estimated cost of forming a new corporate entity - $1500. During December 1997 the Company issued 1,750,000 shares for services valued at $175.

In December 1997 the Company issued 1,750,000 shares to officers and directors for services.

The Company's unpatented mining claims and mineral leases which were acquired in 1987 were lost because the Company had insufficient capital to pay the mineral lease requirements and to perform the required minimum assessment work. Between 1987 and

1. BUSINESS ACTIVITY - Continued

April, 1994, the Company's activity was largely restricted to maintaining its corporate legal status. The Company's current business plan is to merge with or acquire another business entity.

2.  GOING CONCERN

The Company is in the development stage and has suffered recurring losses since inception. Its continuation as a going concern will ultimately depend upon obtaining additional capital or completing a merger with a "going concern" entity. Recently the Company's

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

activities have been financed primarily through the issuance of its common stock.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization Costs

Organization costs were capitalized and amortized over 60-month period on a straight-line basis.

Exploration Expenses

Exploration expenditures were charged to expense as incurred. No mineral reserves feasible for development were discovered.

Income (Loss) Per Share

The computation of income (loss) per common share is based on the average number of shares outstanding during the period. A reverse stock split in May 1995 and November 1997 are considered to have occurred retroactively for all periods shown in statements of operations and stockholders equity.

4. INCOME TAXES

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle is immaterial. At December 31, 1998 the Company had a net operating loss ("NOL") carryforward for United States income tax purposes of approximately $1,316,146. The NOL carryforward expires in increments beginning in 1999. The Company has a capital loss carryover of approximately $28,000 expiring in 2001. The Company's ability to utilize its net NOL carryforward is subject to the

4. INCOME TAXES - Continued

realization of taxable income in future years, and under certain  circumstances,
the  Tax  Reform  Act  of  1986  restricts  a  corporation's   use  of  its  NOL
carryforward.

Furthermore, due to the Company's issuance of additional stock in 1995, 1996 and 1997, the use of its NOL carryforward could be substantially limited. The Company believes that there is at least a 50% chance that the carryforward will expire unused, therefore, no tax benefit has been reported in the financial statements.

5. RELATED PARTY TRANSACTIONS

On June 29, 1995 the Company entered into a consulting agreement with Canton Financial Services Corporation (CFSC). At the time

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

the consulting agreement was executed, Richard Surber was the sole officer and sole director of CFSC and also a director and vice president of the Company. The Company executed other replacement consulting agreements with CFSC all of which expired on October 30, 1997. Mr. Surber is no longer associated with the Company as an officer or director. During 1995 the Company issued shares as follows: 220 shares of its common stock to CFS for services rendered in the amount of $11,200; 182 shares to Richard Surber for services rendered in the amount of $9,280 and 653 shares for services rendered in the amount of $33,300; 278 shares to Ken Kurtz, the former president of the Company, for services rendered in the amount of $14,190; 164 shares to Park Street Investments for services relating to the rescinded Eurotronics International acquisition in the amount of $8,379. Mr. Kurtz is president of Park Street Investments.

In December of 1995, the Company executed several stock exchange and stock purchase agreements with companies which are under common control resulting in the issuance of 3,330 shares in exchange for assets valued at $169,810. The stock exchange and purchase agreements were executed between the Company and:
BRIA Communications for 1,110 shares, OMAP Holdings Incorporated for 1,110 shares, and Tianrong Building Material Holdings, Ltd. for 1,110 shares. At the time of the of the exchanges, the Company's president was also an officer and director of each of the other three corporations.

On October 27, 1997 the Company issued 7,563 shares to Canton Financial Services to settle a debt related to an existing consulting contract in the amount of $182,892.

5. RELATED PARTY TRANSACTIONS - Continued

Pursuant to the "Saxx" merger on October 30, 1997, as discussed in note 1, the Company issued stock to related parties as follows: 15,000 shares to Park Street Development, 3,396 shares to Melvin Fields, the Company's president at that time, and 15,000 shares to AZ Professional Consultants. Cash payments were also made: $50,000 to Park Street Development, $15,000 to Melvin Fields, and $85,000 to AZ Professional Consultants.

On November 24, 1997 the Company issued 15,000,000 shares to acquire First International Properties ("First") as discussed in note 1. The 15,000,000 shares were issued to Tenter Capital which owned 100% of First. At the date of this transaction, the 15,000,000 shares represented 98% of the Company's outstanding shares issued. Ann Moxen was the sole owner of Tenter Capital and the Company's secretary-treasurer and a director.

In December 1997, the Company issued 1,750,000 shares to officers and directors.

                        EUROTRONICS HOLDINGS INCORPORATED
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS

6. SUBSEQUENT EVENTS

On or about August 1, 1999, a new group of investors purchased a total of 15,000,000 shares from a previous shareholder group. On August 9, 1999, the Company acquired LegalOpinion.com, Inc. (a private Alberta, Canada company). The consideration was 9,000,000 shares of the Company's common stock and $100,000 cash. The business of LegalOpinion.com, Inc. is the offering of on-line legal services. After these two transactions, the beneficial ownership of management and affiliates is reported as follows: Don Crompton, president 150,000 shares, Brian Lovig, treasurer (atributed owner of 4,500,000 shares owned by his family trust), and Rae Meier, secretary 150,000 shares. On August 9, 1999, the Company changed its name to Legalopinion.com.